Exhibit A


                                   CERTIFICATE

                                 STATE OF OREGON

                        OFFICE OF THE SECRETARY OF STATE
                              Corporation Division


I, BILL BRADBURY, Secretary of State of Oregon, and Custodian of the Seal of said State, do hereby certify:




                                   ENRON CORP.
                                       was
                                  incorporated
                                under the Oregon
                            Business Corporation Act
                                       on
                                  July 19, 1996
           and is active on the records of the Corporation Division as of the date of this certificate.




[Seal of the State of Oregon]

                                             In Testimony Whereof, I have
                                             hereunto set my hand and affixed
                                             thereto the Seal of the State of
                                             Oregon.

                                             BILL BRADBURY, Secretary of
                                             State

                                             By [signed]
                                             Debra L. Virag
                                             February 5, 2002